EXHIBIT 32.1

CERTIFICATION

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Paul K. Danner, the Chairman of the Board of Directors and Chief Executive Officer and Scott L. Vining, the Chief Financial Officer, Chief Accounting Officer and Treasurer of Paragon Financial Corporation (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of our knowledge:

(i)	the Annual Report on Form 10-K for the year ended December 31, 2004 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)	the financial statements and disclosures contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2005

/s/ PAUL K. DANNER
Paul K. Danner,
Chairman and Chief Executive Officer

/s/ SCOTT L. VINING
Scott L. Vining
Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)